THIRD AMENDMENT AND CONSENT TO RECEIVABLES PURCHASE AGREEMENT
          -------------------------------------------------------------

         THIS THIRD AMENDMENT AND CONSENT dated as of October 4, 1999 to the AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (as defined below), (this "Amendment"), is among O&M Funding Corp., as Seller, Owens & Minor Medical, Inc., as Servicer, Owens & Minor, Inc., as Parent and Guarantor, Receivables Capital Corporation, as Issuer, and Bank of America, N.A. (f/k/a Bank of America National Trust and Savings Association), as Administrator. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned thereto in the Receivables Purchase Agreement.


                             PRELIMINARY STATEMENTS

     A. Seller, Servicer, Parent and Guarantor, Issuer and Administrator are parties to that certain Amended and Restated Receivables Purchase Agreement, dated as of May 28, 1996 (as amended on October 17, 1997 and on October 6, 1998, the "Receivables Purchase Agreement").

     B. Seller, Servicer, Parent and Guarantor, Issuer and Administrator desire to amend the Receivables Purchase Agreement in certain respects as set forth herein and to consent to certain matters described herein.

     NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     SECTION 1. Amendment. (a) Exhibit I to the Receivables Purchase Agreement is hereby amended as follows:

     (i) clause (i) of the definition of "Alternate Rate" is hereby amended in its entirety to read in full as set forth below:

     "(i) the Eurodollar Rate for such Fixed Period plus 0.25% plus the appropriate spread for such date determined by reference to the Pricing Grid Rate or",

     (ii) the definition of "Facility Termination Date" is amended by deleting clauses (a) and (b) thereof and substituting the following therefor:



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     "(a) October 2, 2000, (b) the Purchase  Termination Date, as defined in the
     Amended and Restated Liquidity Asset Purchase Agreement, which as of October 4, 1999, is October 2, 2000, or such later date designated as the Purchase Termination Date from time to time pursuant to the Amended and Restated Liquidity Asset Purchase Agreement (it being understood that the Administrator shall notify the Servicer of the designation of such later date, provided that failure to provide such notice shall not limit or otherwise affect the obligations of the Servicer or the rights of the Administrator, the Issuer, or any other party to the Amended and Restated Liquidity Asset Purchase Agreement), "

         (b) Exhibit III to the Receivables Purchase Agreement is hereby amended by adding the following immediately after clause (v) thereof:

     "(u) Year 2000. It has reviewed the areas within its and its subsidiaries' businesses and operations which would reasonably be expected to be adversely affected by, and has developed or is developing a program to address on a timely basis, the "Year 2000 Problem" (that is, the risk that computer applications used by it or its subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date on or after December 31, 1999), and has made related appropriate inquiry of material suppliers and vendors. Based on such review, program and inquiry, it believes that the "Year 2000 Problem" will not have a material adverse effect on its business and operations or on its ability to perform its obligations under the Agreement or the other Transaction Documents or the collectibility of the Receivables."

         (c) Exhibit V to the Receivables Purchase Agreement is hereby amended by adding the following immediately after clause (p) thereof:

     "(q) Year 2000 Procedures. It will (i) review the areas within its and its subsidiaries' businesses and operations which would reasonably be expected to be adversely affected by, and will develop and implement a program to address on a timely basis, the Year 2000 Problem, and will make related appropriate inquiry of material suppliers and vendors and (ii) notify the Administrator and the Issuer if at any time it has any reason to believe (including information derived from a management letter or other communication from an auditor, regulator or third party consultant) that the "Year 2000 Problem" could reasonably be expected to have a material adverse effect on its business and operations or on its ability to perform its obligations under the agreement or under the other Transaction Documents or the collectibility of the Receivables."

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         SECTION 2. Consents.  The Issuer and Administrator hereby consent that, notwithstanding anything to the contrary in the Receivables Purchase Agreement, the aging of the Medix Receivables will be determined as set forth in the letter from O&M Medical attached hereto as Exhibit A for purposes of categorizing such Medix Receivables as Defaulted Receivables and Delinquent Receivables in each Seller Report and any other report or certificate delivered by the Servicer or the Seller pursuant to the terms of the Receivables Purchase Agreement on or prior to June 30, 2000. The Issuer and the Administrator hereby consent to the deposit of Collections on Medix Receivables into an account other than a Lockbox Account until October 31, 1999. "Medix Receivables" mean Receivables generated by O&M Medical through the operation of the assets of Medix, Inc. which were acquired by it on July 30, 1999.

         SECTION 3. Representations and Warranties. Each of the Seller and the Servicer hereby represents and warrants that (i) the representations and warranties made by it set forth in Exhibit III to the Receivables Purchase Agreement, after giving effect to this Amendment, are correct on and as of the Effective Date (defined below) as though made on and as of the Effective Date and shall be deemed to have been made on such Effective Date and (ii) no event has occurred and is continuing, or would result from this Amendment, which constitutes a Termination Event or an Unmatured Termination Event.

         SECTION 4. Effectiveness. This Amendment shall be deemed effective as of the date on which the Administrator shall have received a copy of this Amendment duly executed by each of the parties hereto (such date, the "Effective Date").

         SECTION 5. Miscellaneous. This Amendment may be executed in any number of counterparts, and by the different parties on separate counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same agreement. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York. Any reference to the Receivables Purchase Agreement from and after the Effective Date shall be deemed to refer to the Receivables Purchase Agreement as amended hereby, unless otherwise expressly stated. The Receivables Purchase Agreement, as amended hereby, remains in full force and effect.

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective duly authorized officers as of the date and year first written.

                                    O&M FUNDING CORP., as Seller



                                    By:-----------------------------------------
                               Name:
                                    Title:

                                    OWENS & MINOR MEDICAL, INC.,
                                      as Servicer



                                    By:-----------------------------------------
                               Name:
                                    Title:

                                    OWENS & MINOR, INC.,
                                     as Parent and Guarantor



                                    By:-----------------------------------------
                               Name:
                                    Title:

                                    BANK OF AMERICA, N.A. (f/k/a Bank of America
                                    National Trust and Savings Association), as
                                    Administrator



                                    By:-----------------------------------------
                               Name:
                                    Title:


                                    RECEIVABLES CAPITAL CORPORATION, as Issuer



                                    By:-----------------------------------------
                               Name:
                                    Title:

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                                    Exhibit A

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